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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 33-6659, 33-29615, 33-44807, 33-72922, 333-76161 and 333-61126 on Form S-8 and in Registration Statement Nos. 33-87704, 333-1847 and 333-50848 on Form S-3 of our report, dated June 2, 2005, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-K of DPAC Technologies Corp. for the year ended February 28, 2005.

/s/ MOSS ADAMS LLP
Irvine, California June 9, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM